SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported) October 16, 1997



           MIDWEST REAL ESTATE SHOPPING CENTER, L.P.
     (Exact name of registrant as specified in its charter)



      Delaware                     1-9331               13-3384643
State or other jurisdiction       Commission           IRS Employer
  of incorporation               File Number          Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                   10285
Address of principal executive offices            Zip Code



Registrant's telephone number, including area code (212) 526-3237

Item 5. Other Events

Pending Settlement of Securities Litigation
Midwest Real Estate Shopping Center, L.P. has entered into a stipulation and agreement of settlement of the following civil actions pending in the United States District Court for the Southern District of New York (the "District Court"):

      (i) Donato J. Carone et al. v. Midwest Centers, Inc. et al., 94 Civ. 9293;

      (ii)  Barry Tannenbaum v. Midwest Centers, Inc. et al.,
            95 Civ. 3123

      (iii) Vernon Lindbloom v. Midwest Centers, Inc. et al.,
            95 Civ. 3051

      (iv)  Norman D. Rom v. Paul L. Abbott et al., 95 Civ. 5202;  and

       (v)  Norman D. Rom v. Paul L. Abbott et al., 95 Civ. 8006.

Pursuant to the settlement agreement, which resolves all matters among the parties, Midwest will contribute $500,000 toward a fund for the payment of all plaintiff's claims. Midwest has decided to settle the actions solely to avoid further expense, inconvenience and the burden of continued litigation, and continues to deny all the allegations asserted against it in the Complaint.

The settlement agreement has been submitted for approval to the District Court and the United States Bankruptcy Court for the Southern District of New York, which has continuing jurisdiction over the resolution of the lawsuits pursuant to the Midwest Plan of Reorganization, confirmed by order of the Bankruptcy Court on November 25, 1996.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MIDWEST REAL ESTATE SHOPPING CENTER, LP
                         Registrant

                    By:  MIDWEST CENTERS INC.
                         General Partner


Date:  October 16, 1997   By: /s/ Robert J. Hellman
                                  President, Chairman
                                  and Director